10.2A

AMENDMENT NUMBER 1

TO

CONSULTING SERVICES AGREEMENT

THIS AMENDMENT NUMBER 1 to the Consulting Services Agreement (the "Amendment") is effective as of the 15th day of May, 2006 by and between Premier Indemnity Holding Company, a Florida corporation (the "Company") and EMH Advisory Services, Inc., a Delaware corporation (the “Consultant”).

WHEREAS:

A.	The Company and the Consultant have previously signed a Consulting Services Agreement ; and

B.	The Company and the Consultant now wish to amend said Consulting Services Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and of the mutual covenants, agreements, representations and warranties set forth in this Amendment, THE PARTIES AGREE AS FOLLOWS:

1.	Section 5.1 of the Consulting Services Agreement is hereby amended to read as follows:

5.1   Participation. Subject to the limitations and restrictions of Section 5.2 below, if at any time from and after the date hereof and for a period of two years thereafter, the Company proposes to file or files a Registration Statement (as defined below) with the Securities and Exchange Commission (“SEC”) under the Securities Act with respect to any offering by the Company of securities of the same type as the Shares, for the account of the Company (other than a Registration Statement on Form S-8 or S-4 or any successor form thereto), then as promptly as practicable the Company shall, subject to the provisions of Section 5.2 below, give Consultant the opportunity to include in such Registration Statement up to, but not in excess of, 2,500,000 of the Shares (the “Registrable Shares”) received by the Consultant pursuant to this Agreement. Pursuant to timely notice by the Company off its intent to file a Registration Statement, the Consultant shall notify the Company in writing of its request to have all or a portion of its Registrable Shares included in such Registration Statement (a “Piggyback Registration”). The Consultant electing to participate via such Piggyback Registration shall do so pursuant to the terms of such proposed Registration Statement and shall execute such usual and customary custody agreements, powers of attorney, underwriting agreements or other documents as are reasonably requested or required by the Company and any Underwriter (defined below) of such offering. The costs of including the Registrable Shares in such Piggyback Registration shall be borne by the Company. The Consultant shall be entitled to withdraw any or all of such Registrable Shares from the Piggyback Registration at any time prior to the effective date of thereof.

2. Section 9.0 “Miscellaneous” of the Consulting Services Agreement is hereby amended by adding the following:

9.6. Restrictions on Sale. All shares issued pursuant to this Agreement shall be subject to the following restrictions:

(a)	Consultant shall not sell any shares until the Company shall have received at least 8.5 million dollars net capital from the offering, and

3. All other provisions of the Consulting Services Agreement not modified by the foregoing shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

THE COMPANY:

PREMIER INDEMNITY HOLDING COMPANY

By:_____________________________ Name: Phillip R. Hardy

Title:	Chairman

THE CONSULTANT:

EMH ADVISORY SERVICES, INC.

By:____________________________

Name: Geraldine Tauscher
Title:	President

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